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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 22, 2000
                        (Date of earliest event reported)


                         UNITED WISCONSIN SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           Commission File No. 1-14177


               WISCONSIN                                 39-1931212
        (STATE OF INCORPORATION)                      (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)

        401 WEST MICHIGAN STREET
          MILWAUKEE, WISCONSIN                                 53203-2896
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)




                                 (414) 226-6900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS

     On December 22, 2000, United Wisconsin Services, Inc. ("UWS") entered into a definitive Exchange Agreement with Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") pursuant to which UWS and BCBSUW will combine.

     1. BCBSUW will be converted from a non-stock service insurance corporation to a stock insurance corporation, and all of the issued and outstanding shares of capital stock of BCBSUW will be issued to Wisconsin BC Holdings LLC, a Wisconsin limited liability company wholly owned by Wisconsin United for Health Foundation, Inc.;

     2. BC Holdings will exchange all of the issued and outstanding shares of capital stock of BCBSUW for 31,313,390 shares of newly issued, no par value, common stock of UWS and $500,000 in cash;

     3.  BCBSUW will become a wholly owned subsidiary of UWS;

     4. BC Holdings will be dissolved and the 31,313,390 shares of UWS common stock will be distributed to the Foundation;

     5. UWS's Articles of Incorporation and Bylaws will be amended and restated to reflect changes necessary to effectuate the combination, including a change in the composition of the board of directors after the combination is completed; and

     6. UWS will change its name to "Cobalt Corporation" and begin trading under the ticker symbol "CBZ" on the New York Stock Exchange.

     If the combination is approved, the Foundation will own approximately 77.5% of the issued and outstanding shares of common stock of Cobalt.

     A Proxy Statement/Prospectus which describes the combination and the exchange agreement is included in a Registration Statement filed by UWS with the Securities and Exchange Commission on December 22, 2000, file No. 333-52674.

     The Registrant hereby incorporates the Registration Statement into this Form 8-K by reference. A copy of the Registration Statement is attached hereto as Exhibit 99.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 99  Registration Statement on Form S-4 Registration No. 333-

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         UNITED WISCONSIN SERVICES, INC.




December 22, 2000                        By: /s/ Gail L. Hanson
                                            -------------------------------
                                            Gail L. Hanson, Vice President,
                                            Treasurer and Chief Financial
                                            Officer